SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): January 19, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real (Address of principal executive offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600

N/A
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
Neurocrine Biosciences, Inc. (the “Company”) maintains a bonus program for executive officers (the “Bonus Plan”) administered annually by the Compensation Committee of the Board of Directors (“Compensation Committee”) with respect to executive officers other than the Chief Executive Officer and by the Board of Directors for the Chief Executive Officer. The purpose of the Bonus Plan is to reward executive officers for successful achievement of corporate and individual goals. Under the 2006 Bonus Plan, the Eligible Bonus Percentages for the Chief Executive Officer is 75% of base salary and for certain other executive officers is 50% of base salary. Individual payouts range from 0% to 150% of the Eligible Bonus Percentage based on the achievement of corporate and individual goals established by the Board of Directors and the Compensation Committee. The Board of Directors and Compensation Committee may, in its sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus.
An executive officer must be an employee of the Company on the date of payment to qualify for a bonus. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus. An employee, who becomes an executive officer during the fiscal year may be eligible for a pro-rated bonus at the option of Compensation Committee, provided the participant has been employed a minimum of three months during the calendar year.
On January 19, 2006, the Board of Directors approved a 2006 base salary for Gary Lyons, President and Chief Executive Officer, of $600,000 and a bonus payout under the Bonus Plan for 2005 for goal achievement of $400,000. The Board of Directors also approved the issuance of 20,000 restricted stock units (“RSU’s”) to Gary Lyons, President and Chief Executive Officer. The RSU’s vest rateably over 36 months. Additionally, on January 19, 2006, the Compensation Committee approved base salary increases for 2006 and RSU’s for certain other executive officers as follows: Wendell Wierenga, Executive Vice President, Research and Development — $385,000 and 5,000 RSU’s, Paul Hawran, Executive Vice President, Chief Financial Officer — $365,000 and 5,000 RSU’s, Margaret Valeur-Jensen, Executive Vice President, General Counsel — $335,000 and 4,000 RSU’s, Kevin Gorman, Executive Vice President, Chief Business Officer — $315,000 and 4,000 RSU’s and Richard Ranieri, Senior Vice President, Human Resources — $287,000 and 2,000 RSU’s.
On January 19, 2006, the Board of Directors and Compensation Committee also approved corporate and individual goals for fiscal 2006. The objective Company performance goals for 2006 include securing certain regulatory approvals, advancing product candidates through clinical development, advancing the Company’s portfolio of research programs into clinical development, achieving certain commercialization goals for indiplon, and other financial, operating and licensing goals the Company does not disclose because they constitute confidential business information. The Board of Directors and Compensation Committee’s approval of the terms of the Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant and the Board of Directors and the Compensation Committee retains the discretion to change plan design and participants without notice to, or approval of, any participants. No entitlement to payouts under the Bonus Plan shall exist until the payments are authorized by the Board of Directors or Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2006	NEUROCRINE BIOSCIENCES, INC.
/s/ PAUL W. HAWRAN
Paul W. Hawran
Executive Vice President and Chief Financial Officer